UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 12, 2010 (Date of earliest event reported)
Monarch Casino and Resort, Inc. (Exact name of registrant as specified in its charter)

NV (State or other jurisdiction of incorporation)	0-22088 (Commission File Number)	88-0300760 (IRS Employer Identification Number)

3800 S. Virginia Street (Address of principal executive offices)		89502 (Zip Code)
775-335-4600 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As reported on the Form 8-K filed by Monarch Casino & Resort, Inc. (the "Company") with the Securities and Exchange Commission on January 25, 2010, Charles Scharer, an independent member of the board of directors of the Company, and a member of the Company's audit committee, tendered his resignation, effective immediately, due to time commitments related to other interests.

On February 11, 2010, the Company received a notice from the Nasdaq Stock Market ("Nasdaq"), the stock exchange on which the Company's common stock is listed. Consistent with Listing Rules 5605(b)(1) and 5605(c)(4)(A), Nasdaq granted a cure period to allow the Company to regain compliance with Listing Rule 5605, which requires that a majority of the board of directors be independent and that the audit committee be comprised of at least three members.

The cure period granted by Nasdaq allows the Company to regain compliance as follows:
1) until the earlier of the Company's next annual shareholder's meeting or January 25, 2011; or 2) if the next annual shareholder's meeting is held before July 26, 2010, then the Company must evidence compliance no later than July 26, 2010.

Because the Company's 2010 annual stockholder's meeting is expected to be held in May 2010, the cure period granted by Nasdaq will end on July 26, 2010. As previously announced, the Company has begun a search for a replacement for Mr. Scharer and intends to comply with the Nasdaq requirements prior to the expiration of the cure period.

The press release issued by the Company on February 12, 2010 is included in Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Monarch Casino and Resort, Inc. dated February 12, 2010

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2010	MONARCH CASINO AND RESORT, INC. By: /s/ Ronald Rowan Ronald Rowan Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Monarch Casino and Resort, Inc. dated February 12, 2010